EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS





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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in this Form S-1 registration statement of Global Green, Inc., of our report dated June 6, 2011, on our audits of the financial statements of Global Green, Inc. as of December 31, 2010 and 2009, and the results of its operations and their cash flows for each of the years then ended and for the period from inception July 12, 2004 to March 31, 2011, and the reference to us under the caption "Experts".

June 10, 2011



/s/ Accell Audit & Compliance, P.A.
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Accell Audit & Compliance, P.A.
Tampa, Florida